Exhibit 3.2

[SEAL APPEARS HERE]	DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz	FILED # C19658-04 DEC 07 2004 IN THE OFFICE OF /s/ Dean Heller

	Certificate of Amendment (PURSUANT TO NRS 78.380)	DEAN HELLER, SECRETARY OF STATE

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporation

(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation: Island Tanning & Clothing Corp. (# C19658 - 2004)

2. The articles have been amended as follows (provide article numbers, if available):

The name of the Corporation shall be Metaphor Corp.

3. The undersigned declare that they constitute at least two-thirds of the incorporators ☐, or of the board of directors ☒. (check one box only)

4. Effective date of filing (optional):	Dec. 7, 2004
(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures*:

/s/ Mark Baum
Signature	Signature

*	If more than two signatures, attach an 8 1/2 x 11 plain sheet with the additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State Amend 78.380 2003 Revised on: 10/24/03